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                                                                    EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 33-56329, No. 333-44631 and No.
333-95743) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our report dated September 24, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Stamford, CT
October 13, 2003